UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue, 20th Floor, New York, NY USA 10111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-844-689-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2025, Anavex Life Sciences Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (the “Sales Agent”). Pursuant to the Sales Agreement, the Company may offer and sell up to an aggregate offering price of $150,000,000 (the “Offering”) in shares of common stock, par value $0.001 per share (the “Shares”), from time to time through the Sales Agent. The issuance and sale of the Shares in the Offering, if any, by the Company under the Sales Agreement will be pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333- 288661) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2025 and declared effective by the SEC on July 23, 2025, and the related prospectus supplement, filed with the SEC on July 25, 2025 (the “Prospectus Supplement”).

Upon delivery of a placement notice based on the Company’s instructions and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market (“Nasdaq”), on any other existing trading market for the Company’s Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or by any other method permitted by law, including negotiated transactions, subject to the prior written consent of the Company.

The Company is not obligated to make any sales of Shares under the Sales Agreement. The Company or the Sales Agent may suspend or terminate the Offering of Shares upon notice to the other party, subject to certain conditions. The Sales Agent will act as sales agents on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The Company has agreed to pay the Sales Agent commissions for its services of acting as agent of up to 3.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Sales Agent with customary indemnification and contribution rights.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Snell & Wilmer, L.L.P., Nevada counsel to the Company, has issued a legal opinion relating to the Shares to be offered and sold under the Sales Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Sales Agreement, dated July 25, 2025, by and between Anavex Life Sciences Corp. and TD Securities (USA) LLC

5.1	Opinion by Snell & Wilmer L.L.P.

23.1	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

By:	/s/ Christopher Missling
Name: Christopher Missling, Ph.D. Title: Chief Executive Officer

Date: July 25, 2025